Registration Statement No. 333-249829

Filed pursuant to Rule 424(b)(3)

Amendment dated November 3, 2022 to

Pricing Supplement No. 33, dated November 3, 2020, to Prospectus Supplement and Prospectus, each dated November 3, 2020 and Prospectus Addendum dated February 26, 2021 relating to the Aktiebolaget Svensk Exportkredit (publ) (Swedish Export Credit Corporation)
Medium-Term Note Program, Series G

Linked to the ICE BofAML Commodity Index eXtra (Grains)

– Total Return

Due February 14, 2023

The following issuances involved scheduled settlement between June 4, 2022 and November 3, 2022:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$600,000	55.208%	$331,248	October 14, 2022
$1,000,000	56.139%	$561,390	October 17, 2022
$1,200,000	56.139%	$673,668	October 17, 2022
$500,000	55.968%	$279,840	October 18, 2022
$2,000,000	56.279%	$1,125,580	October 19, 2022
$1,500,000	56.279%	$844,185	October 19, 2022
$2,000,000	55.264%	$1,105,280	October 20, 2022
$900,000	55.264%	$497,376	October 20, 2022
$2,000,000	55.089%	$1,101,780	October 21, 2022
$1,500,000	54.553%	$818,295	October 24, 2022